                                                                    EXHIBIT 99.1

Contact:    Justin Cressall
            Treasurer
            (441) 298-0753

                  PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
                      SECOND QUARTER 2004 FINANCIAL RESULTS
                                       AND
                 BOARD OF DIRECTORS DECLARES QUARTERLY DIVIDEND

HAMILTON, BERMUDA, AUGUST 04, 2004 - Platinum Underwriters Holdings, Ltd. (NYSE:
PTP) today reported results for the second quarter ended June 30, 2004.

Highlights for the quarter are as follows:

      -     Net income was $49.8 million.

      - Basic and diluted net income per common share were $1.15 and $1.01, respectively.

      -     GAAP combined ratio was 85.9%.

For the quarter ended June 30, 2004 net premiums written were $330.5 million and net premiums earned were $310.9 million.

Net premiums written for Platinum's Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2004 were $101.8 million, $112.8 million and $115.9 million, respectively, representing 30.8%, 34.1% and 35.1%, respectively, of our total net premiums written. Combined ratios for these segments were 63.1%, 98.8% and 93.4%, respectively, for the quarter.

As of June 30, 2004 total assets were $2,958.0 million of which cash and fixed maturity investments were $2,154.4 million, an increase of $476.2 million and $363.9 million from their respective balances as of December 31, 2003. Net investment income was $19.4 million for the quarter ended June 30, 2004.

As of June 30, 2004 shareholders' equity was $1,137.7 million and book value per share was $26.29. Shareholders' equity increased $70.5 million or $1.50 per share from their respective balances as of December 31, 2003.

Steven H. Newman, Chairman of the Board, commented: "The excellent results this quarter reflect our strong underwriting discipline and broad acceptance throughout the market. The exclusive focus of our operations on reinsurance is a key to our success."

Gregory Morrison, Chief Executive Officer, commented: "Our business continues to perform well, with all of our operating segments achieving solid underwriting earnings. Despite a more competitive environment, we are seeing attractive new business opportunities that support our strategic objectives."

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                                                                               2

The results for the quarter ended June 30, 2004, compared to the quarter ended June 30, 2003 were as follows:

      - Net premiums written increased $23.3 million or 7.6%, driven by an increase in our Property and Marine and Finite Risk premiums of 22.0% and 26.8%, respectively. Net premiums earned rose by $31.5 million or 11.3%, due largely to our Casualty segment which increased $26.3 million or 24.8%.

      -     The overall combined ratio increased 1.2 percentage points.

      - Net investment income increased $5.9 million or 44.3% as a result of our increasing asset base.

      - Net income increased $23.2 million or 87.2% due to the reasons noted above along with a reduction in corporate expenses and the effective tax rate.

      -     Diluted net income per common share increased $0.44 or 77.2%.

Highlights for the six months ended June 30, 2004 are as follows:

      -     Net income was $104.6 million.

      - Basic and diluted net income per common share was $2.42 and $2.12, respectively.

      -     GAAP combined ratio was 84.5%.

The results for the six months ended June 30, 2004, compared to the six months ended June 30, 2003 were as follows:

      - Net premiums written increased $143.3 million or 21.5%, driven by an increase in our Property and Marine and Casualty premiums of 35.7% and 36.9%, respectively. Net premiums earned rose $114.5 million or 22.1%, due largely to our Casualty segment which increased $84.8 million or 46.2%.

      - The overall combined ratio decreased 1.4 percentage points, as a result of strong earnings in our Property and Marine segment.

      - Net income increased $47.4 million or 82.9%, driven by strong underwriting results, increased investment income and reductions in corporate expenses and the effective tax rate.

Updated Guidance

Based on the second quarter results, the current industry environment, the mix of business underwritten and in the absence of any unusual catastrophe activity, Platinum estimates that net premiums written for 2004 will meet or exceed $1.4 billion, and its GAAP combined ratio for 2004 will be at the lower end of an 87% to 92% range. Platinum expects its combined portfolio of cash and fixed maturity investments to be approximately $2.3 billion at year-end 2004. On this basis Platinum now projects that earnings for 2004 will exceed $3.75 per diluted common share based on an estimate of 51,000,000 diluted shares.

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                                                                               3

Quarterly Dividend

Platinum also announced that its Board of Directors has declared a quarterly dividend of $0.08 per common share, payable September 30, 2004 to shareholders of record on September 1, 2004.

Financial Supplement

Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional detail regarding Platinum's financial performance and that of its various business segments.

Teleconference

Platinum will host a teleconference to discuss its financial results on Thursday, August 05, 2004 at 8:30 am Eastern Time (ET). The call can be accessed by dialing 800-478-6251 (US callers) or 913-981-5558 (international callers) or in a listen-only mode via the Investor Relations section of Platinum's website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:30 am ET on Thursday, August 5 until midnight ET on Thursday, August 12. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 400722. The teleconference will also be archived on the Investor Relations section of www.platinumre.com for the same period of time.

About Platinum

Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of "A" (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum's website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements

Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based upon the Company's current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and the Company's future financial condition and results. The uncertainties and risks include, but are not limited to, those relating to successfully executing the Company's business strategy; the adequacy of the Company's loss reserves; conducting operations in a competitive environment; conducting operations in foreign countries; dependence upon the availability of key executives and reinsurance brokers; general economic conditions, including the effects of market volatility or a prolonged U.S. or global economic downturn or recession; variations in political, economic or other factors such as currency exchange rates, inflation rates and recessionary or expansive trends; the cyclicality of the property and casualty reinsurance business; tax, legal or regulatory restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally, and changes therein; significant weather-related or other natural or human-made disasters, civil unrest or other external factors over which the Company has no control; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and the Company assumes no obligation to update or revise any of them in light of new information, future events or otherwise.

                                      # # #

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                                                                               4

PLATINUM UNDERWRITERS HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED) (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            Three Months Ended                     Six Months Ended
                                                     --------------------------------      --------------------------------
                                                     June 30, 2004      June 30, 2003      June 30, 2004      June 30, 2003
                                                     -------------      -------------      -------------      -------------
REVENUES
Net premiums earned                                    $ 310,867           $279,376          $ 631,909           $517,446
Net investment income                                     19,377             13,431             36,861             27,634
Net realized capital (losses) gains                       (1,279)               519               (827)             1,263
Other income                                                 605              2,749              1,116              3,900
                                                       ---------           --------          ---------           --------
          Total revenues                                 329,570            296,075            669,059            550,243
                                                       ---------           --------          ---------           --------

EXPENSES
Losses and loss adjustment expenses                      189,466            156,801            351,435            295,605
Acquisition expenses                                      62,694             60,376            151,615            112,095
Other underwriting expenses                               15,045             19,646             30,850             36,860
Corporate expenses                                         4,217             13,349              7,186             16,304
Net foreign currency exchange losses                       1,168              4,736                302              4,812
Interest expense                                           2,324              2,238              4,630              4,706
                                                       ---------           --------          ---------           --------

          Total expenses                                 274,914            257,146            546,018            470,382

                                                       ---------           --------          ---------           --------
     Income before income tax expense                     54,656             38,929            123,041             79,861

Income tax expense                                         4,857             12,324             18,428             22,670

                                                       ---------           --------          ---------           --------

NET INCOME                                             $  49,799           $ 26,605          $ 104,613           $ 57,191
                                                       =========           ========          =========           ========

BASIC
     Weighted average shares outstanding                  43,290             43,004             43,216             43,004
     Basic earnings per share                          $    1.15           $   0.62          $    2.42           $   1.33

DILUTED
     Weighted average shares outstanding                  50,788             48,871             50,788             48,932
     Diluted earnings per share                        $    1.01           $   0.57          $    2.12           $   1.23

COMPREHENSIVE INCOME
     Net income                                        $  49,799           $ 26,605          $ 104,613           $ 57,191
     Other comprehensive (loss) income, net of tax       (52,479)            20,345            (33,335)            27,992
                                                       ---------           --------          ---------           --------

     Comprehensive (loss) income                       $  (2,680)          $ 46,950          $  71,278           $ 85,183
                                                       =========           ========          =========           ========

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                                                                               5

PLATINUM UNDERWRITERS HOLDINGS, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2004 AND DECEMBER 31, 2003 (UNAUDITED)
($ IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    June 30, 2004   December 31, 2003
                                                    -------------   -----------------
ASSETS
Investments and cash and cash equivalents            $  2,154,389      $  1,790,509
Receivables                                               549,732           487,441
Accrued investment income                                  20,707            17,492
Reinsurance balances (prepaid and recoverable)             10,739            11,231
Deferred acquisition costs                                122,146            79,307
Other assets                                              100,317            95,881

                                                     ------------      ------------
       Total assets                                  $  2,958,030      $  2,481,861
                                                     ============      ============

LIABILITIES
Unpaid losses and loss adjustment expenses           $    896,449      $    736,934
Unearned premiums                                         483,773           305,985
Debt obligations                                          137,500           137,500
Commissions payable                                       207,306           176,310
Other liabilities                                          95,310            57,929

                                                     ------------      ------------
       Total liabilities                                1,820,338         1,414,658

TOTAL SHAREHOLDERS' EQUITY                              1,137,692         1,067,203

                                                     ------------      ------------
       Total liabilities and shareholders' equity    $  2,958,030      $  2,481,861
                                                     ============      ============

                                                     ------------      ------------
BOOK VALUE PER SHARE                                 $      26.29      $      24.79
                                                     ============      ============

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                                                                               6

PLATINUM UNDERWRITERS HOLDINGS, LTD.
SEGMENT REPORTING
FOR THE THREE MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)
($ IN THOUSANDS)

                                      Property and
                                         Marine        Casualty     Finite Risk     Total
                                      ------------     --------     -----------   ---------
THREE MONTHS ENDED JUNE 30, 2004

SEGMENT UNDERWRITING RESULTS

Net premiums written                    $ 101,841       112,761       115,925     $ 330,527

Net premiums earned                        99,928       132,230        78,709       310,867
                                        ---------       -------       -------     ---------

Losses and loss adjustment expenses        40,974        93,391        55,101       189,466
Acquisition expenses                       14,905        31,994        15,795        62,694
Other underwriting expenses                 7,174         5,305         2,567        15,046
                                        ---------        ------       -------     ---------
        Total underwriting expenses        63,053       130,690        73,463       267,206

                                        ---------       -------       -------     ---------
        Segment underwriting income     $  36,875         1,540         5,246     $  43,661
                                        =========       =======       =======     =========

GAAP UNDERWRITING RATIOS

    Loss and loss adjustment expense         41.0%         70.6%         70.0%         60.9%
    Acquisition expense                      14.9%         24.2%         20.1%         20.2%
    Other underwriting expense                7.2%          4.0%          3.3%          4.8%
                                        ---------       -------       -------     ---------
        Combined                             63.1%         98.8%         93.4%         85.9%
                                        ---------       -------       -------     ---------

STATUTORY UNDERWRITING RATIOS

    Loss and loss adjustment expense         41.0%         70.6%         70.0%         60.9%
    Acquisition expense                      16.2%         23.0%         23.1%         20.9%
    Other underwriting expense                7.0%          4.7%          2.2%          4.6%
                                        ---------       -------       -------     ---------
        Combined                             64.2%         98.3%         95.3%         86.4%
                                        ---------       -------       -------     ---------

THREE MONTHS ENDED JUNE 30, 2003

SEGMENT UNDERWRITING RESULTS

Net premiums written                    $  83,487       132,320        91,436     $ 307,243

Net premiums earned                        94,006       105,951        79,419       279,376
                                        ---------       -------       -------     ---------

Losses and loss adjustment expenses        52,469        74,530        29,802       156,801
Acquisition expenses                       13,186        26,449        20,741        60,376
Other underwriting expenses                10,372         4,542         4,732        19,646
                                        ---------       -------       -------     ---------
        Total underwriting expenses        76,027       105,521        55,275       236,823

                                        ---------       -------       -------     ---------
        Segment underwriting income     $  17,979           430        24,144     $  42,553
                                        =========       =======       =======     =========

GAAP UNDERWRITING RATIOS

    Loss and loss adjustment expense         55.8%         70.3%         37.5%         56.1%
    Acquisition expense                      14.0%         25.0%         26.1%         21.6%
    Other underwriting expense               11.0%          4.3%          6.0%          7.0%
                                        ---------       -------       -------     ---------
        Combined                             80.8%         99.6%         69.6%         84.7%
                                        ---------       -------       -------     ---------

STATUTORY UNDERWRITING RATIOS

    Loss and loss adjustment expense         55.8%         70.3%         37.5%         56.1%
    Acquisition expense                      15.5%         27.5%         24.7%         23.4%
    Other underwriting expense               12.4%          3.4%          5.2%          6.4%
                                        ---------       -------       -------     ---------
        Combined                             83.7%        101.2%         67.4%         85.9%
                                        ---------       -------       -------     ---------

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

The Statutory underwriting ratios are based on statutory accounting principles and are calculated as follows:

    (1)   Losses & loss adjustment expenses are divided by net premiums earned;

    (2) Acquisition expenses are divided by net premiums written and exclude changes in deferred acquisition costs; and

    (3)   Other underwriting expenses are divided by net premiums written.

PLATINUM UNDERWRITERS HOLDINGS, LTD.
SEGMENT REPORTING
FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)
($ IN THOUSANDS)

                                      Property and
                                         Marine        Casualty     Finite Risk     Total
                                      ------------     --------     -----------     -----
SIX MONTHS ENDED JUNE 30, 2004

SEGMENT UNDERWRITING RESULTS

Net premiums written                    $ 273,135       336,726       200,772     $ 810,633

Net premiums earned                       217,993       268,452       145,464       631,909
                                        ---------      --------     ---------     ---------

Losses and loss adjustment expenses        89,552       188,175        73,708       351,435
Acquisition expenses                       36,657        66,830        48,128       151,615
Other underwriting expenses                15,324        10,362         5,164        30,850
                                        ---------      --------     ---------     ---------
        Total underwriting expenses       141,533       265,367       127,000       533,900

                                        ---------      --------     ---------     ---------
        Segment underwriting income     $  76,460         3,085        18,464     $  98,009
                                        =========      ========     =========     =========

GAAP UNDERWRITING RATIOS

    Loss and loss adjustment expense         41.1%         70.1%         50.7%         55.6%
    Acquisition expense                      16.8%         24.9%         33.1%         24.0%
    Other underwriting expense                7.0%          3.9%          3.6%          4.9%
                                        ---------      --------     ---------     ---------
        Combined                             64.9%         98.9%         87.4%         84.5%
                                        ---------      --------     ---------     ---------

STATUTORY UNDERWRITING RATIOS

    Loss and loss adjustment expense         41.1%         70.1%         50.7%         55.6%
    Acquisition expense                      16.9%         24.7%         32.5%         24.0%
    Other underwriting expense                5.6%          3.1%          2.6%          3.8%
                                        ---------      --------     ---------     ---------
        Combined                             63.6%         97.9%         85.8%         83.4%
                                        ---------      --------     ---------     ---------

SIX MONTHS ENDED JUNE 30, 2003

SEGMENT UNDERWRITING RESULTS

Net premiums written                    $ 201,255       246,014       220,066     $ 667,335

Net premiums earned                       183,939       183,677       149,830       517,446
                                        ---------      --------     ---------     ---------

Losses and loss adjustment expenses        94,055       128,437        73,113       295,605
Acquisition expenses                       28,804        45,478        37,813       112,095
Other underwriting expenses                20,831         9,160         6,869        36,860
                                        ---------      --------     ---------     ---------
        Total underwriting expenses       143,690       183,075       117,795       444,560

                                        ---------      --------     ---------     ---------
        Segment underwriting income     $  40,249           602        32,035     $  72,886
                                        =========      ========     =========     =========

GAAP UNDERWRITING RATIOS

    Loss and loss adjustment expense         51.1%         69.9%         48.8%         57.1%
    Acquisition expense                      15.7%         24.8%         25.2%         21.7%
    Other underwriting expense               11.3%          5.0%          4.6%          7.1%
                                        ---------      --------     ---------     ---------
        Combined                             78.1%         99.7%         78.6%         85.9%
                                        ---------      --------     ---------     ---------

STATUTORY UNDERWRITING RATIOS

    Loss and loss adjustment expense         51.1%         69.9%         48.8%         57.1%
    Acquisition expense                      15.4%         25.8%         22.9%         21.7%
    Other underwriting expense               10.4%          3.7%          3.1%          5.5%
                                        ---------      --------     ---------     ---------
        Combined                             76.9%         99.4%         74.8%         84.3%
                                        ---------      --------     ---------     ---------

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

The Statutory underwriting ratios are based on statutory accounting principles and are calculated as follows:

     (1)   Losses & loss adjustment expenses are divided by net premiums earned;

     (2) Acquisition expenses are divided by net premiums written and exclude changes in deferred acquisition costs; and

     (3)   Other underwriting expenses are divided by net premiums written.